EXHIBIT 32.2

SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Richard L. Travis, Jr., Chief Financial Officer of Ennis, Inc. (the “Company”), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)

The Quarterly Report on Form 10-Q of the Company for the period ended August 31, 2017, as filed with the Securities Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer
Date: October 6, 2017

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation languages in such filing.